UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/10/2011

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c and d)

Change of Officers

Fernando Assing

On August 10, 2011, the board of directors (the “Board”) of Tesco Corporation (the "Company") promoted Mr. Fernando R. Assing, 45, previously the Senior Vice President of Marketing and Business Development, to the newly-created position of Senior Vice President and Chief Operating Officer. Mr. Assing will be responsible for the day-to-day operations of the Company. In connection with his appointment, Mr. Assing was awarded 14,200 restricted stock units and 28,700 stock options under the Amended and Restated Tesco Corporation Incentive Plan effective May 18, 2007 (the “Incentive Plan”), the general terms and conditions of which are described in the Company’s definitive proxy statement filed on April 7, 2011 and amended on May 2, 2011 with the Securities and Exchange Commission (together, the “Proxy Statement). Mr. Assing’s target bonus under the Company’s 2011 Short Term Incentive Plan (the “STIP”), the general terms and conditions of which are described in the Company’s Proxy Statement, has been changed to 70% of his base salary and a maximum of 140%. For additional information relating to Mr. Assing, please refer to the Company’s Proxy Statement which is incorporated herein by reference.

Throughout this Current Report on Form 8-K, the descriptions of the Incentive Plan and the STIP contained in the Proxy Statement are qualified in their entirety by reference to the full text of (i) the Incentive Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 22, 2007, and (ii) the STIP, a copy of which was filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed March 3, 2011.

Jeffrey L. Foster

On August 10, 2011, the Board appointed Mr. Jeffrey L. Foster, 43, previously the Senior Vice President, Operations since August 2007, to the newly-created position of Senior Vice President, Top Drive and Surface Products. In connection with his appointment, his target bonus under the Company’s STIP is changed to 50% of his base salary and a maximum of 100%. For additional information relating to Mr. Foster, please refer to the Company’s Proxy Statement which is incorporated herein by reference.

New Director

John U. Clarke

In addition, Mr. John U. Clarke has accepted an invitation to join the Board of the Company, with such appointment to be effective as of August 10, 2011, the date of the most recent regularly scheduled meeting of the Board.

Mr. Clarke is a Partner with Turnbridge Capital, LLC, a private equity investment firm focused on energy related investments.  Mr. Clarke has served as President of Concept Capital Group, Inc., a financial and strategic consulting firm founded by him in 1995, since November 2009, a position he also held from 2001 to 2004 and from 1995 to 1996. From 2004 until its sale in November 2009, Mr. Clarke served as Chairman and Chief Executive Officer of NATCO Group Inc., an oil services company. Previously, Mr. Clarke served as Managing Director of SCF Partners, a private equity investment firm (2000 to 2001), Executive Vice President and Chief Financial Officer of Dynegy, Inc., an energy trading company (1997 to 2000), Managing Director of Simmons & Co. International, an energy investment banking firm (1996 to 1997), and Executive Vice President and Chief Financial and Administrative Officer of Cabot Oil & Gas Corporation, an oil and gas exploration and production company (1993 to 1995). He was employed by Transco Energy Company, an interstate pipeline company, from 1981 to 1993, last serving as Senior Vice President and Chief Financial Officer, and by Tenneco Inc., an interstate pipeline company, from 1977 to 1981 in the finance department. Mr. Clarke holds an M.B.A. from Southern Methodist University in 1977 and a B.A. in Economics from the University of Texas at Austin in 1976.

 In the last five years, Mr. Clarke has served on the boards of directors of Penn Virginia Corporation (December 2009 to Present), Glori Energy Company (July 2011 to Present), Harvest Natural Resources, Inc. (October 2000 to May 2008), The Houston Exploration Company (December 2003 to June 2007) and NATCO Group Inc. (February 2000 to November 2009).

 Mr. Clarke has served for over 35 years as a director or executive officer at numerous companies engaged in several businesses in or related to the energy industry. In his various capacities, Mr. Clarke has provided these companies with strategic, financial and operational oversight and leadership. This experience allows him to provide guidance to the Board on a wide spectrum of strategic, financial and operational matters.

Mr. Clarke will be paid in accordance with the terms described in the section titled “Board Director Compensation” that begins on page 28 of the Company’s Proxy Statement which is incorporated herein by reference.

Mr. Clarke has been appointed to the Audit Committee and the Compensation Committee. There are no arrangements or understandings between Mr. Clarke and other persons pursuant to which Mr. Clarke was selected as a director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TESCO CORPORATION

Date: August 16, 2010	By:	/s/ Dean Ferris
Dean Ferris Sr. Vice President General Counsel and Corporate Secretary